WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                November 30, 2000



PMC-Sierra, Inc.
900 East Hamilton Avenue, Suite 250
Campbell, California 95008

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is given in connection with the Registration Statement on Form S-3 under the Securities Act of 1933 relating to the sale by the persons named therein to the public of up to 1,579,718 shares of your Common Stock, $0.001 par value per share (the "Shares").

         We are of the opinion that the issuance of the Shares has been duly authorized by your Board of Directors, and the Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                       Sincerely,

                                      /s/WILSON SONSINI GOODRICH & ROSATI

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation